UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2012

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by the Federal Home Loan Bank of San Francisco (the Bank) on November 28, 2012, to add information about the Committees of the Bank's Board of Directors (Board) on which directors Reginald Chen, Melinda Guzman, Richard A. Heldebrant, Simone Lagomarsino and Robert F. Nielsen will serve in 2013.

The Board has appointed these directors to the Board's Committees as follows:

Reginald Chen-Chair of the Finance Committee; Vice Chair of the External Affairs Committee; Vice Chair of the Risk Committee; Member of the EEO-Personnel-Compensation and Member Services Committees.

Melinda Guzman-Chair of the Governance Committee; Member of the Affordable Housing, Audit and Finance Committees.

Richard A. Heldebrant-Vice Chair of the Finance Committee; Member of the Affordable Housing, Audit, External Affairs and Governance Committees.

Simone Lagomarsino-Member of the Audit, Finance, Governance and Member Services Committees.

Robert F. Nielsen-Chair of the Affordable Housing Committee; Vice Chair of the Governance Committee; Member of the EEO-Personnel-Compensation, External Affairs and Finance Committees.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of San Francisco

Date: February 5, 2013	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer